Exhibit 99.1

ST. LOUIS, MO, October 27, 2021 – Stifel Financial Corp. (NYSE: SF) today reported net income available to common shareholders of $182.7 million, or $1.54 per diluted common share on net revenues of $1.1 billion for the three months ended September 30, 2021, compared with net income available to common shareholders of $110.6 million, or $0.97 per diluted common share (1) on net revenues of $883.3 million for the third quarter of 2020. For the three months ended September 30, 2021, the Company reported non-GAAP net income available to common shareholders of $195.7 million, or $1.65 per diluted common share.

Ronald J. Kruszewski, Chairman and Chief Executive Officer, said “The third quarter’s net revenue and EPS were the second highest in our history as both operating segments, Global Wealth Management and Institutional Group, generated strong results. We are on track to generate the 26th consecutive year of record revenue and, through three quarters, we have already surpassed our full year record EPS, set last year. Our success is driven by the continued reinvestment in the business. Based on the strength of our recruiting and investment banking pipelines, as well as our leverage to higher interest rates, Stifel remains well positioned to continue and build upon our decades long growth.”

Highlights

•	Net revenues of $1.1 billion, increased 30% compared with the year-ago quarter. Year-to-date record net revenues of $3.4 billion, increased 28% over the comparable period last year.
•	Net income available to common shareholders of $1.54 per diluted common share, or $1.65 per diluted common share excluding the impact of merger-related expenses, up 59% over the year-ago quarter.
•

Year-to-date record net income available to common shareholders of $4.54 per diluted common share, or $4.85 per diluted common share excluding the impact of merger-related expenses, up 75% over the comparable period last year.

•	Record client assets of $407.0 billion, increased 25% compared with the year-ago quarter.
•	Annualized return on average tangible shareholders’ equity (ROTCE) (6) was 26%, or 28% excluding the impact of merger-related expenses.
•	Tangible book value per common share of $27.35 (8), up 27% compared with the year ago quarter.

Segment Highlights

•	Global Wealth Management reported record quarterly net revenues, up 24% over the comparable period last year reflecting growth in fee-based assets and client activity.
•	Institutional Group quarterly net revenues up 36% over the comparable period last year as a result of strong advisory fee and capital raising revenues.

Financial Summary (Unaudited)
($ in 000s)	3Q 2021	3Q 2020	9m 2021	9m 2020
GAAP Financial Highlights:
Net revenues	$1,144,938	$883,300	$3,432,863	$2,692,151
Net income (2)	$182,687	$110,630	$537,201	$295,419
Diluted EPS (1) (2)	$1.54	$0.97	$4.54	$2.60
Comp. ratio	58.7%	60.4%	60.1%	61.6%
Non-comp. ratio	18.9%	21.7%	18.1%	22.9%
Pre-tax margin	22.4%	17.9%	21.8%	15.5%
Non-GAAP Financial Highlights:
Net revenues	$1,144,938	$883,300	$3,433,016	$2,692,330
Net income (2) (3)	$195,653	$120,525	$574,145	$327,793
Diluted EPS (1) (2) (3)	$1.65	$1.06	$4.85	$2.89
Comp. ratio (3)	58.2%	59.6%	59.5%	60.7%
Non-comp. ratio (3)	17.9%	21.0%	17.3%	22.2%
Pre-tax margin (4)	23.9%	19.4%	23.2%	17.1%
ROCE (5)	19.2%	14.0%	19.5%	13.1%
ROTCE (6)	27.7%	22.2%	28.9%	21.4%
Global Wealth Management (assets and loans in millions)
Net revenues	$655,533	$526,836	$1,924,595	$1,615,574
Pre-tax net income	$232,119	$178,930	$682,655	$529,422
Total client assets	$406,959	$325,159
Fee-based client assets	$150,472	$115,162
Bank loans, net (7)	$13,659	$10,932
Institutional Group
Net revenues	$492,284	$363,365	$1,519,176	$1,093,699

Media Contact: Neil Shapiro (212) 271-3447 | Investor Contact: Joel Jeffrey (212) 271- 3610 | www.stifel.com/investor-relations

Equity	$330,014	$199,253	$1,011,094	$605,625
Fixed Income	$162,270	$164,112	$508,082	$488,074
Pre-tax net income	$125,092	$76,841	$383,774	$201,630

Global Wealth Management

Global Wealth Management reported record net revenues of $655.5 million for the three months ended September 30, 2021 compared with $526.8 million during the third quarter of 2020. Pre-tax net income was $232.1 million compared with $178.9 million in the third quarter of 2020.

Highlights

•	Recruited 46 financial advisors, including 41 experienced advisors, with total trailing 12 month production of $35 million.

•	Record client assets of $407.0 billion, up 25% over the year-ago quarter.

•	Fee-based client assets of $150.5 billion, up 31% over the year-ago quarter.

•	Bank loans of $13.7 billion, up 25% over the year-ago quarter.

Net revenues increased 24% from a year ago:

•	Asset management revenues increased 36% over the year-ago quarter reflecting higher asset values and strong fee-based asset flows.

•	Brokerage revenues increased 13% over the year-ago quarter reflecting strong client activity during the quarter.

•	Net interest income increased 21% over the year-ago quarter driven by higher bank lending partially offset by the impact of lower interest rates.

Total Expenses:

•	Compensation expense increased over the year-ago quarter primarily driven by higher revenues.

•	Provision for credit losses was impacted by growth in the loan portfolio as well as changes in the outlook for macroeconomic conditions.

•

Non-compensation operating expenses increased over the year-ago quarter primarily as a result of higher data processing expense, subscription expense, and professional fees. The increase was partially offset by lower net provisions for litigation matters.

Summary Results of Operations
($ in 000s)	3Q 2021	3Q 2020
Net revenues	$655,533	$526,836
Asset management and service fees	313,838	230,765
Brokerage revenues	184,072	162,627
Net interest income	130,341	108,181
Investment banking	11,580	8,113
Other income	15,702	17,150
Total expenses	$423,414	$347,906
Compensation expense	342,792	277,903
Provision for credit losses	(660)	(1,353)
Non-comp. opex	81,282	71,356
Pre-tax net income	$232,119	$178,930
Compensation ratio	52.3%	52.7%
Non-compensation ratio	12.3%	13.3%
Pre-tax margin	35.4%	34.0%

Media Contact: Neil Shapiro (212) 271-3447 | Investor Contact: Joel Jeffrey (212) 271- 3610 | www.stifel.com/investor-relations

Institutional Group

Institutional Group reported net revenues of $492.3 million for the three months ended September 30, 2021 compared with $363.4 million during the third quarter of 2020. Pre-tax net income was $125.1 million compared with $76.8 million in the third quarter of 2020.

Highlights

•	Investment banking pipeline at record levels.

•	Pre-tax margin of 25%, up from 21% in the year-ago quarter.

Investment banking revenues increased 72% from a year ago:

•	Advisory fee revenues increased 158% over the year-ago quarter on higher completed advisory transactions.

•	Equity capital raising revenues increased 20% over the year-ago quarter driven by higher volumes.

•	Fixed income capital raising revenues increased 16% over the year-ago quarter driven by an increase in public finance, as well as an increase in our corporate debt issuance business.

Equity brokerage revenues decreased 11% from a year ago:

•	Equity brokerage revenues declined from the year-ago quarter due to declines in cash equities driven by lower volatility and volumes.

Fixed income brokerage revenues decreased 22% from a year ago:

•	Fixed income brokerage revenues declined from the year-ago quarter due to lower volatility as well as tighter credit spreads.

Total Expenses:

•	Compensation expense increased over the year-ago quarter primarily driven by higher compensable revenues.

•

Non-compensation expenses increased over the year-ago quarter primarily as a result of higher travel and entertainment costs, increased litigation-related expenses, and higher conference-related expenses.

Summary Results of Operations
($ in 000s)	3Q 2021	3Q 2020
Net revenues	$492,284	$363,365
Investment banking	360,699	210,021
Advisory fee revenue	208,218	80,842
Equity capital raising	93,764	78,462
Fixed income capital raising	58,717	50,717
Equity brokerage	48,307	54,204
Fixed income brokerage	75,838	96,706
Other	7,440	2,434
Total expenses	$367,192	$286,524
Compensation expense	283,063	210,754
Non-comp. opex.	84,129	75,770
Pre-tax net income	$125,092	$76,841
Compensation ratio	57.5%	58.0%
Non-compensation ratio	17.1%	20.9%
Pre-tax margin	25.4%	21.1%

Stifel Financial Corp. |  Page 3

Stifel Financial Corp. |  Page 4

Other Segment

Highlights

•	Total assets increased $5.3 billion, or 21%, over the year-ago quarter.
•	The Company repurchased $44.8 million of its outstanding common stock during the third quarter.
•	Tier 1 leverage ratio increased 0.7% over the year-ago quarter.
•	The Board of Directors declared a $0.15 quarterly dividend per share payable on September 15, 2021 to common shareholders of record on September 1, 2021.
•	The Board of Directors declared a quarterly dividend on the outstanding shares of the Company’s preferred stock payable on September 15, 2021 to shareholders of record on September 1, 2021.

($ in millions)	3Q 2021	3Q 2020
Net revenues ($ in 000s)	$ (2,879)	$ (6,901)
Pre-tax net loss ($ in 000s)	$ (100,709)	$ (97,378)
Stifel Financial Corp.
Tier 1 common capital ratio (9)	16.6%	15.4%
Tier 1 risk based capital ratio (9)	20.6%	19.2%
Tier 1 leverage capital ratio (9)	12.0%	11.3%
Tier 1 capital (9)	$3,502	$2,733
Risk weighted assets (9)	$16,993	$14,227
Average assets (9)	$29,123	$24,290
Quarter end assets	$30,820	$25,549
Common stock repurchases
Repurchases ($ in 000s)	$44,793	NM
Number of shares (000s)	671	NM
Average price	$66.74	NM
Period end shares (000s) (1)	104,263	102,916
Effective tax rate	25.0%	23.9%
Agency	Rating	Outlook
Fitch Ratings	BBB	Positive
S&P Global Ratings	BBB-	Positive

Stifel Financial Corp. |  Page 5

Conference Call Information

Stifel Financial Corp. will host its third quarter 2021 financial results conference call on Wednesday, October 27, 2021, at 9:30 a.m. Eastern Time. The conference call may include forward-looking statements.

All interested parties are invited to listen to Stifel’s Chairman and CEO, Ronald J. Kruszewski, by dialing (877) 876-9938 and referencing conference ID 4980899. A live audio webcast of the call, as well as a presentation highlighting the Company’s results, will be available through the Company’s web site, www.stifel.com. For those who cannot listen to the live broadcast, a replay of the broadcast will be available through the above-referenced web site beginning approximately one hour following the completion of the call.

Company Information

Stifel Financial Corp. (NYSE: SF) is a financial services holding company headquartered in St. Louis, Missouri, that conducts its banking, securities, and financial services business through several wholly owned subsidiaries. Stifel’s broker-dealer clients are served in the United States through Stifel, Nicolaus & Company, Incorporated, including its Eaton Partners business division; Keefe, Bruyette & Woods, Inc.; Miller Buckfire & Co., LLC; and Stifel Independent Advisors, LLC. The Company’s broker-dealer affiliates provide securities brokerage, investment banking, trading, investment advisory, and related financial services to individual investors, professional money managers, businesses, and municipalities. Stifel Bank and Stifel Bank & Trust offer a full range of consumer and commercial lending solutions. Stifel Trust Company, N.A. and Stifel Trust Company Delaware, N.A. offer trust and related services. To learn more about Stifel, please visit the Company’s website at www.stifel.com. For global disclosures, please visit www.stifel.com/investor-relations/press-releases.

A financial summary follows. Financial, statistical and business-related information, as well as information regarding business and segment trends, is included in the financial supplement. Both the earnings release and the financial supplement are available online in the Investor Relations section at www.stifel.com/investor-relations.

The information provided herein and in the financial supplement, including information provided on the Company’s earnings conference calls, may include certain non-GAAP financial measures. The definition of such measures or reconciliation of such measures to the comparable U.S. GAAP figures are included in this earnings release and the financial supplement, both of which are available online in the Investor Relations section at www.stifel.com/investor-relations.

Cautionary Note Regarding Forward-Looking Statements

This earnings release contains certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements in this earnings release not dealing with historical results are forward-looking and are based on various assumptions. The forward-looking statements in this earnings release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities: the ability to successfully integrate acquired companies or the branch offices and financial advisors; a material adverse change in financial condition; the risk of borrower, depositor, and other customer attrition; a change in general business and economic conditions; changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation and regulation; other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the companies’ operations, pricing, and services; and other risk factors referred to from time to time in filings made by Stifel Financial Corp. with the Securities and Exchange Commission. For information about the risks and important factors that could affect the Company’s future results, financial condition and liquidity, see “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. Forward-looking statements speak only as to the date they are made. The Company disclaims any intent or obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Statements about the effects of the COVID-19 pandemic on the Company’s business, results, financial position and liquidity may constitute forward-looking statements and are subject to the risk that the actual impact may differ, possibly materially, from what is currently expected.

Stifel Financial Corp. |  Page 6

Summary Results of Operations (Unaudited)

	Three Months Ended					Nine Months Ended
($ in 000s, except per share amounts)	9/30/2021	9/30/2020	% Change	6/30/2021	% Change	9/30/2021	9/30/2020	% Change
Revenues:
Commissions	$ 189,239	$ 172,654	9.6	$ 195,579	(3.2)	$ 598,432	$ 560,780	6.7
Principal transactions	118,977	140,883	(15.5)	152,597	(22.0)	436,580	445,566	(2.0)
Investment banking	372,279	218,134	70.7	376,443	(1.1)	1,088,010	614,637	77.0
Asset management and service fees	313,862	230,782	36.0	295,869	6.1	887,878	667,496	33.0
Other income	18,760	20,258	(7.4)	13,235	41.7	57,629	50,979	13.0
Operating revenues	1,013,117	782,711	29.4	1,033,723	(2.0)	3,068,529	2,339,458	31.2
Interest revenue	141,844	114,411	24.0	133,591	6.2	402,975	403,956	(0.2)
Total revenues	1,154,961	897,122	28.7	1,167,314	(1.1)	3,471,504	2,743,414	26.5
Interest expense	10,023	13,822	(27.5)	14,178	(29.3)	38,641	51,263	(24.6)
Net revenues	1,144,938	883,300	29.6	1,153,136	(0.7)	3,432,863	2,692,151	27.5
Non-interest expenses:
Compensation and benefits	672,385	533,638	26.0	692,054	(2.8)	2,062,353	1,657,991	24.4
Non-compensation operating expenses	216,051	191,269	13.0	197,057	9.6	622,091	617,701	0.7
Total non-interest expenses	888,436	724,907	22.6	889,111	(0.1)	2,684,444	2,275,692	18.0
Income before income taxes	256,502	158,393	61.9	264,025	(2.8)	748,419	416,459	79.7
Provision for income taxes	64,126	37,866	69.3	65,948	(2.8)	184,951	101,456	82.3
Net income	192,376	120,527	59.6	198,077	(2.9)	563,468	315,003	78.9
Preferred dividends	9,689	9,897	(2.1)	8,289	16.9	26,267	19,584	34.1
Net income available to common shareholders	$182,687	$110,630	65.1	$189,788	(3.7)	$537,201	$295,419	81.8
Earnings per common share: (1)
Basic	$1.70	$1.04	63.5	$1.76	(3.4)	$4.99	$2.78	79.5
Diluted	$1.54	$0.97	58.8	$1.60	(3.8)	$4.54	$2.60	74.6
Cash dividends declared per common share (1)	$0.15	$0.11	36.4	$0.15	—	$0.45	$0.33	36.4
Weighted average number of common shares outstanding: (1)
Basic	107,379	105,941	1.4	107,837	(0.4)	107,655	106,221	1.4
Diluted	118,475	113,775	4.1	118,602	(0.1)	118,355	113,568	4.2

Stifel Financial Corp. |  Page 7

Non-GAAP Financial Measures

The Company utilized certain non-GAAP calculations as additional measures to aid in understanding and analyzing the Company’s financial results for the three and nine months ended September 30, 2021 and 2020. Specifically, the Company believes that the non-GAAP measures provide useful information by excluding certain items that may not be indicative of the Company’s core operating results and business outlook. The Company believes that these non-GAAP measures will allow for a better evaluation of the operating performance of the business and facilitate a meaningful comparison of the Company’s results in the current period to those in prior and future periods. Reference to these non-GAAP measures should not be considered as a substitute for results that are presented in a manner consistent with GAAP. These non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s current financial performance. The non-GAAP financial information should be considered in addition to, not as a substitute for or as being superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. These non-GAAP measures primarily exclude expenses which management believes are, in some instances, non-recurring and not representative of on-going business.

A limitation of utilizing these non-GAAP measures is that the GAAP accounting effects of these charges do, in fact, reflect the underlying financial results of the Company’s business and these effects should not be ignored in evaluating and analyzing its financial results. Therefore, the Company believes that GAAP measures and the same respective non-GAAP measures of the Company’s financial performance should be considered together.

The following tables provide details with respect to reconciling net income and earnings per diluted common share on a GAAP basis for the three and nine months ended September 30, 2021 and 2020 to net income and earnings per diluted common share on a non-GAAP basis for the same period.

	Three Months Ended		Nine Months Ended
($ in 000s, except per share amounts)	9/30/2021	9/30/2020	9/30/2021	9/30/2020
GAAP net income	$192,376	$120,527	$563,468	$315,003
Preferred dividend	9,689	9,897	26,267	19,584
Net income available to common shareholders	182,687	110,630	537,201	295,419

Non-GAAP adjustments:
Merger-related (10)	17,283	12,989	49,080	42,758
Provision for income taxes (11)	(4,317)	(3,094)	(12,136)	(10,384)
Total non-GAAP adjustments	12,966	9,895	36,944	32,374
Non-GAAP net income available to common shareholders	$195,653	$120,525	$574,145	$327,793

Weighted average diluted shares outstanding (1)	118,475	113,775	118,355	113,568

GAAP earnings per diluted common share (1)	$1.62	$1.06	$4.76	$2.77
Non-GAAP adjustments (1)	0.11	0.09	0.31	0.29
Non-GAAP earnings per diluted common share (1)	$1.73	$1.15	$5.07	$3.06

GAAP earnings per diluted common share available to common shareholders (1)	$1.54	$0.97	$4.54	$2.60
Non-GAAP adjustments (1)	0.11	0.09	0.31	0.29
Non-GAAP earnings per diluted common share available to common shareholders (1)	$1.65	$1.06	$4.85	$2.89

Stifel Financial Corp. |  Page 8

GAAP to Non-GAAP Reconciliation

	Three Months Ended		Nine Months Ended
($ in 000s)	9/30/2021	9/30/2020	9/30/2021	9/30/2020
GAAP compensation and benefits	$672,385	$533,638	$2,062,353	$1,657,991
As a percentage of net revenues	58.7%	60.4%	60.1%	61.6%
Non-GAAP adjustments:
Merger-related (10)	(5,780)	(6,770)	(18,073)	(22,907)
Non-GAAP compensation and benefits	$666,605	$526,868	$2,044,280	$1,635,084
As a percentage of non-GAAP net revenues	58.2%	59.6%	59.5%	60.7%

GAAP non-compensation expenses	$216,051	$191,269	$622,091	$617,701
As a percentage of net revenues	18.9%	21.7%	18.1%	22.9%
Non-GAAP adjustments:
Merger-related (10)	(11,503)	(6,219)	(30,854)	(19,672)
Non-GAAP non-compensation expenses	$204,548	$185,050	$591,237	$598,029
As a percentage of non-GAAP net revenues	17.9%	21.0%	17.3%	22.2%
Total merger-related expenses	$17,283	$12,989	$49,080	$42,758

Stifel Financial Corp. |  Page 9

Footnotes

(1)	All share and per share information has been retroactively adjusted to reflect the December 2020 three-for-two stock split.
(2)	Represents available to common shareholders.
(3)	Reconciliations of the Company’s GAAP results to these non-GAAP measures are discussed within and under “Non-GAAP Financial Measures.”
(4)

Non-GAAP pre-tax margin for the three months ended September 30, 2021 of 23.9% is calculated by adding non-GAAP adjustments of $17.3 million to our GAAP income before income taxes of $256.5 million and dividing it by non-GAAP net revenues for the quarter of $1.1 billion. Reconciliations of the Company’s GAAP results to certain non-GAAP measures is discussed within and under “Non-GAAP Financial Measures.”

(5)

Annualized return on average common shareholders’ equity (“ROCE”) is calculated by dividing annualized net income applicable to common shareholders by average common shareholders’ equity or, in the case of non-GAAP ROE, calculated by dividing non-GAAP net income applicable to commons shareholders by average common shareholders’ equity.

(6)

Annualized return on average tangible common shareholders’ equity (“ROTCE”) is calculated by dividing annualized net income applicable to common shareholders by average tangible shareholders’ equity or, in the case of non-GAAP ROTE, calculated by dividing non-GAAP net income applicable to common shareholders by average tangible shareholders’ equity. Tangible common shareholders’ equity equals total common shareholders’ equity less goodwill and identifiable intangible assets and the deferred taxes on goodwill and intangible assets. Average deferred taxes on goodwill and intangible assets was $54.5 million and $49.6 million as of September 30, 2021 and 2020, respectively.

(7)	Includes loans held for sale.
(8)

Tangible book value per common share represents shareholders’ equity (excluding preferred stock) divided by period end common shares outstanding. Tangible common shareholders’ equity equals total common shareholders’ equity less goodwill and identifiable intangible assets and the deferred taxes on goodwill and intangible assets.

(9)	Capital ratios are estimates at time of the Company’s earnings release.
(10)

Primarily related to charges attributable to integration-related activities, signing bonuses, amortization of restricted stock awards and promissory notes issued as retention, and amortization of intangible assets acquired. These costs were directly related to acquisitions of certain businesses and are not representative of the costs of running the Company’s on-going business.

(11)	Primarily represents the Company’s effective tax rate for the period applied to the non-GAAP adjustments.

Stifel Financial Corp. |  Page 10